                         HARTFORD LIFE INSURANCE COMPANY
                              HOME OFFICE ADDRESS:
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                           (A STOCK INSURANCE COMPANY)
                                 (THE "COMPANY")

                           INDIVIDUAL LIFE OPERATIONS
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our Individual Life Operations facility in Minneapolis, Minnesota, of due proof of the Insured's death while the Policy was in force.

Signed for the Company

        /s/ Christine Hayer Repasy                 /s/ Thomas M. Marra

     Christine Hayer Repasy, SECRETARY         Thomas M. Marra, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us

                             RIGHT TO EXAMINE POLICY
WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU GET IT. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

       CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY ELECTION OF OWNER DEATH PROCEEDS PAYABLE AT DEATH OF INSURED
                    AS DESCRIBED IN THE DEATH BENEFIT SECTION
                            ADJUSTABLE DEATH BENEFIT
                       PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                                NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY BE FIXED OR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15. THE DEATH PROCEEDS WILL BE PAYABLE IN ACCORDANCE WITH THE PROVISIONS DESCRIBED IN THE DEATH BENEFIT SECTION ON PAGE 7.

                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY

                                                             [THE HARTFORD LOGO]

HL-15898(03)(NY)                                               Printed in U.S.A.

                                TABLE OF CONTENTS

                                                                  PAGE
          Policy Specifications                                      3

          Definitions                                                5

          Death Benefit                                              7

          Increases and Decreases in Face Amount                     9

          Premiums                                                   9

          Valuation Provisions                                      11

          Account Value, Cash Value
            and Cash Surrender Value                                11

          Transfers                                                 12

          Monthly Deduction Amount                                  13

          Insurance Class Changes                                   14

          Lapse and Policy Grace Period                             14

          Reinstatement                                             15

          Policy Loans                                              16

          Withdrawals                                               17

          Surrenders                                                17

          Payments By Us                                            18

          Taxation of The Separate Account                          18

          The Contract                                              18

          Ownership and Beneficiary                                 20

          Termination and Maturity Date                             21

          Income Settlement Options                                 22

          Any Riders follow page                                    23

                              POLICY SPECIFICATIONS

                             BASE POLICY INFORMATION

POLICY:                                 FLEXIBLE PREMIUM VARIABLE
                                        UNIVERSAL LIFE

POLICY NUMBER:                          [VL00001]
INSURED:                                [JOHN DOE]
ISSUE AGE/SEX:                          [35, MALE]
INSURANCE CLASS:                        [PREFERRED/NON-NICOTINE]

OWNER:                                  [JOHN DOE]
BENEFICIARY:                            [JANE DOE]

INITIAL PLANNED PREMIUM:                [$1,000.00]
PAYMENT FREQUENCY:                      [ANNUAL]

INITIAL FACE AMOUNT:                    [$100,000]
DEATH BENEFIT OPTION:                   [B (RETURN OF ACCOUNT VALUE)]
DEATH BENEFIT OPTION C LIMIT:           [NOT APPLICABLE]
MINIMUM INCREASE IN FACE AMOUNT:        $25,000
MINIMUM DECREASE IN FACE AMOUNT         $  1,000
MINIMUM FACE AMOUNT AFTER DECREASE:     $25,000

NO LAPSE GUARANTEE PERIOD:              [OCTOBER 1, 2003 - SEPTEMBER 30, 2012]*
MONTHLY NO LAPSE
GUARANTEE PREMIUM:                      [$45.71]

POLICY DATE:                            [JANUARY 1, 2003]
DATE OF ISSUE:                          [JANUARY 1, 2003]
SCHEDULED MATURITY DATE:                [JANUARY 1, 2068]**

ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:                  3.00%***
SEPARATE ACCOUNT:                       [VARIABLE LIFE I]
INITIAL PREMIUM ALLOCATION:             [HARTFORD MONEY MARKET HLS FUND]

7702 TEST                               GUIDELINE PREMIUM TEST

* IT IS POSSIBLE THAT A LUMP SUM PREMIUM WILL BE REQUIRED AT THE END OF THE NO LAPSE PERIOD TO PREVENT THE POLICY FROM TERMINATING. YOU MAY CONTACT US FOR ADDITIONAL INFORMATION.

** IT IS POSSIBLE THAT COVERAGE FOR THIS POLICY AND/OR ATTACHED RIDERS WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY DATE AND/OR THE TERMINATION DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT, POLICY LOANS, THE COST OF ANY ADDITIONAL BENEFIT RIDERS AND THE DEATH BENEFIT OPTION. THE MONTHLY DEDUCTION AMOUNT INCLUDES COST OF INSURANCE CHARGES AND OTHER EXPENSE CHARGES. INTEREST RATES CREDITED TO THE VALUES IN THE FIXED ACCOUNT IN EXCESS OF THE FIXED ACCOUNT MINIMUM CREDITED RATE ARE NOT GUARANTEED AND ARE SUBJECT TO CHANGE. VARIATIONS IN CREDITED INTEREST RATES, INVESTMENT EXPERIENCE AND MONTHLY DEDUCTION AMOUNTS MAY REQUIRE ADDITIONAL PREMIUMS TO BE PAID OR MAY CAUSE THE ACCOUNT VALUES TO BE LESS THAN THOSE SHOWN IN THE ILLUSTRATION.

***  ANY AMOUNTS IN THE LOAN ACCOUNT WILL BE CREDITED WITH INTEREST AT THIS
     RATE.

POLICY NUMBER: VL0000001

                              POLICY SPECIFICATIONS

                                 POLICY CHARGES

                        DEDUCTIONS FROM PREMIUM PAYMENTS

     TYPE OF CHARGE
     --------------
                                        PERCENT OF
     MAXIMUM SALES CHARGES:             PREMIUMS PAID
     ----------------------             -------------
     ALL POLICY YEARS                   5.75%

     TAX CHARGE:
     ----------
     ALL POLICY YEARS                   [1.75%]*

* THE TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY. IF YOUR STATE OR MUNICIPALITY CHANGES, OR IF YOUR STATE OR MUNICIPALITY CHANGES ITS TAX RATE, THE TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE. THE TAX RATE FOR RESIDENTS OF NEW YORK WILL NOT BE CHANGED WITHOUT THE APPROVAL OF THE SUPERINTENDENT OF INSURANCE OF THE STATE WHERE THE POLICY IS ISSUED FOR DELIVERY.

                      MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE

     TYPE OF                                 POLICY                  CHARGE OR
     CHARGE                                  YEARS                   PERCENT OF VALUE
     ------                                  -----                   ----------------
     MONTHLY ADMINISTRATIVE                    ALL                   $10.00 PER MONTH
     CHARGE


     MONTHLY PER $1,000 RATE                   1-5                   [0.2500] PER MONTH PER $1,000 OF
                                                                     INITIAL FACE AMOUNT.

                                               6+                    0


     MORTALITY AND EXPENSE                     1-10                  [0.07083%] PER MONTH (0.85% PER
     RISK RATE                                                       YEAR) OF THE ACCUMULATED
                                                                     VALUE IN THE SUB-ACCOUNTS.

                                               11-20                 [0.0333%] PER MONTH (0.40% PER
                                                                     YEAR) OF THE ACCUMULATED
                                                                     VALUES IN THE SUB-ACCOUNTS.

                                               21+                   0

                                       3A

POLICY NUMBER: VL0000001

                              POLICY SPECIFICATIONS
                                 POLICY CHARGES

                             MAXIMUM TRANSFER CHARGE

     ALL POLICY YEARS                   $00.00 FOR THE FIRST TRANSFER IN ANY
                                        CALENDAR MONTH.

     ALL POLICY YEARS                   $25.00 PER TRANSFER IN EXCESS OF ONE PER
                                        CALENDAR MONTH.

                            MAXIMUM SURRENDER CHARGES

          POLICY               SURRENDER            POLICY              SURRENDER
            YEAR                CHARGE               YEAR                CHARGE
            [1                  1200.00                6                  770.00
             2                  1114.00                7                  684.00
             3                  1028.00                8                  598.00
             4                   942.00                9                  512.00
             5                   856.00                10                   0.00]

                                WITHDRAWAL CHARGE

WE MAY ASSESS A CHARGE OF UP TO $10.00 FOR EACH WITHDRAWAL.

                                       3B

POLICY NUMBER: VL0000001

                              POLICY SPECIFICATIONS

                         SCHEDULED FACE AMOUNT INCREASES

          DATE OF INCREASE                     SCHEDULED INCREASE AMOUNT
          ----------------                     -------------------------
          [JANUARY 1, 2004                         $75,000
           JANUARY 1, 2005                         $75,000
           JANUARY 1, 2006                         $75,000
           JANUARY 1, 2007                         $75,000]

                                       3C

POLICY NUMBER: VL0000001

                              POLICY SPECIFICATIONS

                   TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
             AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000

                        MINIMUM             MAXIMUM COST                             MINIMUM              MAXIMUM COST
ATTAINED             DEATH BENEFIT          OF INSURANCE        ATTAINED          DEATH BENEFIT           OF INSURANCE
AGE                   PERCENTAGES               RATE               AGE             PERCENTAGES                RATE
     35                 [250.00                0.180833             68                117.00                 2.887500
     36                  250.00                0.193333             69                116.00                 3.150833
     37                  250.00                0.207500             70                115.00                 3.447500
     38                  250.00                0.223333             71                113.00                 3.785833
     39                  250.00                0.241667             72                111.00                 4.173333

     40                  250.00                0.262500             73                109.00                 4.611667
     41                  243.00                0.285000             74                107.00                 5.091667
     42                  236.00                0.309167             75                105.00                 5.604167
     43                  229.00                0.335833             76                105.00                 6.141667
     44                  222.00                0.364167             77                105.00                 6.697500

     45                  215.00                0.394167             78                105.00                 7.276667
     46                  209.00                0.426667             79                105.00                 7.896667
     47                  203.00                0.460833             80                105.00                 8.578333
     48                  197.00                0.497500             81                105.00                 9.340833
     49                  191.00                0.538333             82                105.00                10.200833

     50                  185.00                0.583333             83                105.00                11.153333
     51                  178.00                0.635833             84                105.00                12.176667
     52                  171.00                0.694167             85                105.00                13.248333
     53                  164.00                0.760833             86                105.00                14.350833
     54                  157.00                0.834167             87                105.00                15.477500

     55                  150.00                0.913333             88                105.00                16.627500
     56                  146.00                0.997500             89                105.00                17.807500
     57                  142.00                1.086667             90                105.00                19.035833
     58                  138.00                1.181667             91                104.00                20.342500
     59                  134.00                1.285000             92                103.00                21.785833

     60                  130.00                1.400000             93                102.00                23.510833
     61                  128.00                1.530000             94                101.00                25.830833
     62                  126.00                1.676667             95                100.00                29.321667
     63                  124.00                1.840833             96                100.00                35.082500
     64                  122.00                2.022500             97                100.00                45.083333

     65                  120.00                2.218333             98                100.00                62.095833
     66                  119.00                2.427500             99                100.00                83.333333]
     67                  118.00                2.649167

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE MORTALITY TABLE, AGE LAST BIRTHDAY ADJUSTED FOR ANY SPECIAL CLASS RATING.

                                       3D

DEFINITIONS         The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.

                    ACCOUNT VALUE: the total of all amounts in the Fixed Account, Loan Account and Sub-Accounts.

                    ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

                    ATTAINED AGE: the Insured's Issue Age plus the Policy Year minus one.

                    CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

                    CASH VALUE: the Account Value less any applicable Surrender Charges.

                    COMPANY, WE, US, OUR: the Company referred to on the first page of the Policy.

                    CUMULATIVE NO LAPSE GUARANTEE PREMIUM: the premium required to maintain the No Lapse Guarantee. On the Policy Date, the Cumulative No Lapse Guarantee Premium is the Monthly No Lapse Guarantee Premium shown on Page 3. On each Monthly Activity Date thereafter, the Cumulative No Lapse Guarantee Premium is: (a) the Cumulative No Lapse Guarantee Premium on the previous Monthly Activity Date; plus (b) the current Monthly No Lapse Guarantee Premium.

                    DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured. The date may be different from the Policy Date.

                    DEATH BENEFIT: the amount used to calculate the Death Proceeds. The Death Benefit on the Policy Date is determined by the Death Benefit Option You select on Your application. Thereafter, it may change in accordance with the terms of the Death Benefit Option provision, the Minimum Death Benefit provision and any additional benefits provided by riders attached to this Policy.

                    DEATH BENEFIT OPTION: the Death Benefit Option in effect determines how the Death Benefit is calculated. The Death Benefit Options provided are described in the Death Benefit section.

                    DEATH PROCEEDS: the amount which We will pay on the death of the Insured.

                    DOLLAR COST AVERAGING: systematic transfers from one account to any other available account.

                    DUE PROOF OF DEATH: a certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

                    FACE AMOUNT: an amount We use to determine the Death Benefit. On the Policy Date, the Face Amount equals the Initial Face Amount shown on Page 3. Thereafter, it may change in accordance with the terms of the Increases and Decreases in the Face Amount provision, the Death Benefit Option Changes provision, the No Lapse Guarantee provision, the Withdrawals provision and the Scheduled Maturity Date provision.

                    FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the Account Value may be allocated.

                    FUNDS: the registered open-end management companies in which assets of the Separate Account may be invested.

                    GENERAL ACCOUNT: all Company assets other than those allocated to Separate Accounts.

                    IN WRITING: in a written form satisfactory to Us.

                    INDEBTEDNESS: all loans taken on the Policy, plus any interest due or accrued minus any loan repayments.

                    INTERNAL REVENUE CODE: the Internal Revenue Code of 1986, as amended.

                    ISSUE AGE: as of the Policy Date, an Insured's age on his/her last birthday.

                    LOAN ACCOUNT: an account established for any amounts transferred from the Fixed Account and Sub-Accounts as a result of loans. The amounts in the Loan Account are credited with interest and are not subject to the investment experience of any Sub-Accounts.

                    MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date. However, whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed to be the next Valuation Day.

                    NET AMOUNT AT RISK: the Net Amount at Risk is determined by subtracting the Account Value from the Policy's Death Benefit. If the Face Amount has been increased from the initial Face Amount, the Net Amount at Risk is first allocated to the most recent increase and then, successively to each prior increase.

                    NET PREMIUM: the amount of premium credited to the Account Value. It is the premium paid minus the deductions from premium shown on Page 3A.

                    We can use sales loads that are lower than the sales loads shown on Page 3A. Sales loads will be determined on each Policy Anniversary based on future expectations for such factors as mortality, expenses, interest, persistency and taxes. Sales loads will be reviewed no more often than once a year, nor less than every 5 years. Any change We make will be on a uniform basis for Insureds of the same Issue Age, sex and insurance class and whose coverage has been in force for the same length of time. No change in sales loads will occur on account of deterioration of the Insured's health.

                    Any change in sales loads will be determined in accordance with the procedures and standards on file with the Insurance Department where this Policy is delivered.

                    PLANNED PREMIUM: the amount that the Owner intends to pay. The Initial Planned Premium is shown on Page 3.

                    POLICY ANNIVERSARY: an anniversary of the Policy Date.

                    POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined. This is the date the Policy goes into effect.

                    POLICY YEARS: years as measured from the Policy Date.

                    PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each Sub-Account.

                    SCHEDULED MATURITY DATE: the date shown on Page 3, on which the Policy will mature, in accordance with the Termination and Maturity Date provision.

                    SEPARATE ACCOUNT: an account, as specified on Page 3, which has been established by Us to separate the assets funding the variable benefits, for the class of contracts to which the Policy belongs, from the other assets of the Company.

                    SUB-ACCOUNTS: the subdivisions of the Separate Account.

                    SURRENDER CHARGE: a charge that may be assessed if You surrender the Policy.

                    VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.


                    VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

                    YOU, YOUR: the Owner of the Policy.

DEATH BENEFIT       GENERAL
                    Upon receipt of due proof of the Insured's death, We will pay the Death Proceeds to the Beneficiary.

                    DEATH PROCEEDS
                    Death Proceeds equal the Death Benefit described below less Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Policy Grace Period.

                    However, if the Insured dies after We receive a request In Writing from You to surrender the Policy, the Cash Surrender Value will be paid in lieu of the Death Proceeds.

                    The Death Benefit is the greater of:
                    (a) the Death Benefit provided by the Death Benefit Option chosen; and
                    (b)  the Minimum Death Benefit described on the next page.

                    DEATH BENEFIT OPTIONS
                    You have four Death Benefit Options available. Options A, B and C are available at issue. Option D is not available at issue, however, you may change from Option B to Option D.

                    1. Under Option A (Level Option), the Death Benefit is the current Face Amount.
                    2. Under Option B (Return of Account Value Option), the Death Benefit is the current Face Amount, plus the Account Value on the date We receive due proof of the Insured's death.
                    3. Under Option C (Return of Premium Option), the Death Benefit is the current Face Amount, plus the lesser of:
                         (a)  the sum of the premiums paid less withdrawals; or
                         (b)  the Death Benefit Option C Limit shown on Page 3;
                    4. Under Option D (Decreasing Option) the Death Benefit is the current Face Amount, plus the lesser of:
                         (a) the Account Value on the date We receive due proof of the Insured's death; or
                         (b) the Option Adjustment Amount. On the date You change Your Death Benefit from Option B (Return of Account Value) to Option D (Decreasing Option), the Option Adjustment Amount is the Account Value on the date of the change. Thereafter, the Option Adjustment Amount will be reduced by any Withdrawals. Refer to the Withdrawals provision for more information.

                    Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to Your Account Value for purposes of determining Your Death Proceeds.

                    DEATH BENEFIT OPTION CHANGES
                    You may change Your Death Benefit Option, subject to the conditions described here. You must notify Us In Writing or in a manner satisfactory to Us of the change. Such change will be effective on the Monthly Activity Date following the date We receive the request and the conditions are met.

                    The following changes are allowed with no evidence of insurability required:

                    You may change Option A (Level Option) to Option B (Return of Account Value Option). If you do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change, decreased by the then current Account Value.

                    You may change from Option B (Return of Account Value Option) to Option D (Decreasing Option). The Option D Death Benefit is the current Face Amount increased by the lesser of:
                    (a) the Account Value on the date We receive Due Proof of Death of the Insured; or
                    (b)  the Option Adjustment Amount.

                    You may change Option C (Return of Premium Option) to Option A (Level Option). If You do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change.

                    In addition, You may change from Option B (Return of Account Value Option) to Option A (Level Option). However, if this change would result in a Face Amount that exceeds our guidelines and limitations that may be in effect, You must provide evidence of insurability satisfactory to Us. If You do, the Face Amount will become the Face Amount immediately prior to the option change increased by the Account Value on the date of the option change.

                    MINIMUM DEATH BENEFIT
                    For policies that meet the definition of life insurance under the Guideline Premium/Cash Value Corridor Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.

                    For policies that meet the definition of life insurance under the Cash Value Accumulation Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value minus the present value of charges for qualified additional benefit riders (as defined by the Internal Revenue Code), multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.

                    To the extent this increase in the Death Benefit would result in a Net Amount at Risk that exceeds Our guidelines and limitations that may be in effect, We reserve the right to distribute to You a portion of the Cash Surrender Value sufficient to continue to qualify the Policy as life insurance. Such a distribution will not be subject to any Surrender Charges.

                    The Minimum Death Benefit is determined by using the Account Value on the date We receive Due Proof of the Insured's death. Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to Your Account Value for purposes of determining Your Death Proceeds.

INCREASES AND       GENERAL
DECREASES IN        At any time after the first Policy Year, You may make a
FACE AMOUNT         request In Writing or in a manner satisfactory to Us to
                    change the Face Amount. The minimum amount by which the Face
                    Amount can be increased or decreased is shown on Page 3.

                    We reserve the right to limit You to one increase or decrease in any 12 month period.

                    SCHEDULED INCREASES IN FACE AMOUNT
                    We will increase the Face Amount automatically by the amounts shown on Page 3C. These scheduled increases will continue until You request to discontinue the increases or until You request to decrease the Face Amount of Your Policy. Decreases in the Face Amount as a result of a withdrawal or a Death Benefit Option Change will not affect Your future scheduled increases. Scheduled increases in Face Amount are not subject to evidence of insurability.

                    UNSCHEDULED INCREASES IN FACE AMOUNT
                    All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us. Any increase approved by Us will be effective on the Monthly Activity Date shown on the new Policy Specifications Page, provided that the Monthly Deduction Amount for the first month after the effective date of the increase is made. Any unscheduled increase will be subject to additional Monthly Per $1,000 Charges, additional Cost of Insurance Charges and additional Surrender Charges, all of which are based on the Attained Age of the Insured at the time of the increase. We will send You additional Policy Specification Pages describing these charges.

                    DECREASES IN FACE AMOUNT

                    A decrease in the Face Amount will be effective on the Monthly Activity Date following the date We receive Your request. The remaining Face Amount must not be less than the minimum Face Amount shown on Page 3. If there have been any Face Amount increases, decreases will be taken in the reverse order from which the increases were applied.

PREMIUMS            GENERAL
                    No insurance is effective until the Policy is delivered, all answers in the application continue to be true and complete at the time of delivery and We receive premiums sufficient to cover the Monthly Deduction Amount on the Policy Date. After the first premium has been paid, subsequent premiums can be paid at any time.

                    Checks must be made payable to the Company shown on the first page of the Policy.

                    Checks may be sent to either:
                    (a)  Us at the address shown on the premium notice; or
                    (b) Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

                    We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise. The premium will be applied on the date We receive it at the address shown on the premium notice.

                    PLANNED PREMIUM PAYMENTS
                    We will send You a premium notice for the Planned Premium payment. The notices may be sent at 12, 6, or 3 month intervals. The Initial Planned Premium payment and payment frequency You selected are shown on Page 3. You may change the Planned Premium payment shown on the premium notices subject to Our premium limitations.

                    FLEXIBLE PREMIUMS
                    After the first premium has been paid, Your subsequent premium payments are flexible. The actual amount and frequency of payment will affect the Account Value and could affect the amount and duration of insurance provided by the Policy. You may pay additional premiums at any time, prior to the Scheduled Maturity Date, subject to Our Premium Limitations.

                    PREMIUM LIMITATIONS
                    You may pay premiums at any time, prior to the Scheduled Maturity Date, subject to the following limitations:
                    (a) The minimum premium that We will accept is $50 or the amount required to keep the Policy in force.
                    (b) If premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We reserve the right to refund the excess premium payments. Such refunds and interest thereon will be made within 60 days after the end of a Policy Year.
                    (c) We reserve the right to require evidence of insurability for any premium payment that results in an increase in the Death Benefit greater than the amount of the premium.
                    (d) Any premium received in excess of $1,000,000 is subject to Our approval.

                    INITIAL PREMIUM ALLOCATION
                    The initial Net Premium and any additional Net Premiums received by Us prior to the end of the free look period as described in the Right to Examine Policy Provision, will be allocated as shown on Page 3 on the later of:
                    (a)  the Policy Date; and
                    (b)  the date We receive the premium.

                    The accumulated values of these amounts will then be allocated to the Fixed Account and Sub-Accounts according to the premium allocation You specified in the application on the later of:
                    (a)  10 days after you receive the Policy; or
                    (b) the date We receive the final requirement to put the Policy in force.

                    SUBSEQUENT PREMIUM ALLOCATIONS
                    You may change how Your premiums are allocated by notifying Us In Writing or in a manner satisfactory to Us. Subsequent Net Premiums will be allocated to the Fixed Account and Sub-Accounts according to Your most recent instructions as long as:
                    (a) the total number of active Sub-Accounts does not exceed nine; and
                    (b) the percentage You allocate to each Sub-Account is in whole percentages.

                    If We receive a premium with a premium allocation instruction that does not comply with the above rules, We will allocate the Net Premium on a Pro Rata Basis.

VALUATION           SUB-ACCOUNT ACCUMULATION UNITS
PROVISIONS          Amounts allocated to each Sub-Account increase the number of
                    Accumulation Units in each Sub-Account. The number of Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.

                    Amounts taken from each Sub-Account decrease the number of Accumulation Units in each Sub-Account. The number of Accumulation Units subtracted from each Sub-Account is determined by dividing the amount taken from the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.

                    The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.

                    SUB-ACCOUNT ACCUMULATION UNIT VALUE
                    The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

                    EMERGENCY PROCEDURE
                    If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a Valuation Day will be superseded by the emergency procedure.

                    FIXED ACCOUNT
                    We will credit interest to amounts in the Fixed Account on a monthly basis at rates We determine. The Annual Fixed Account Minimum Credited Rate is shown on Page 3. We may credit interest rates greater than the Annual Fixed Account Minimum Credited Rate to the Fixed Account. Such additional amounts of interest will be nonforfeitable from the effective date of their crediting. The interest credited will reflect the timing of amounts added to or withdrawn from the Fixed Account. Rates will be determined from time to time based on Our expectations as to interest, mortality, expenses, persistency and taxes.

ACCOUNT VALUE,      ACCOUNT VALUE
  CASH VALUE        Your Account Value on the Policy Date equals the initial Net
   AND CASH         Premium less the Monthly Deduction Amount for the first
SURRENDER VALUE     policy month.

                    On each subsequent Monthly Activity Date, Your Account Value equals:
                    (a) the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts; plus
                    (b)  the value of Your Loan Account, if any; minus,
                    (c)  the appropriate Monthly Deduction Amount.

                    On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:
                    (a) the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts; plus
                    (b)  the value of Your Loan Account, if any.

                    ACCUMULATED VALUE - FIXED ACCOUNT
                    Your Accumulated Value in the Fixed Account equals:
                    (a)  the Net Premiums allocated to it; plus
                    (b) amounts transferred to it from the Sub-Accounts or the Loan Account; plus
                    (c)  interest credited to it; minus
                    (d) amounts transferred out of it to the Sub-Accounts or the Loan Account; minus
                    (e)  any transfer charges; minus
                    (f)  any Monthly Deduction Amounts taken from it; minus
                    (g)  any withdrawals taken from it.

                    ACCUMULATED VALUE - SUB-ACCOUNTS Your Accumulated Value in any Sub-Account equals:
                    (a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
                    (b) that Sub-Account's Accumulation Unit Value on the Valuation Day.

                    The number of Accumulation Units in any Sub-Account is increased when:
                    (a)  Net Premiums are allocated to it; or
                    (b) amounts are transferred to it from other Sub-Accounts, the Fixed Account or the Loan Account.

                    The number of Accumulation Units in any Sub-Account is decreased when:
                    (a) amounts are transferred out of it to other Sub-Accounts, the Fixed Account or the Loan Account; or
                    (b)  any transfer charges are taken from it; or
                    (c)  any Monthly Deduction Amounts are taken from it; or
                    (d)  any withdrawals are taken from it.

                    CASH VALUE
                    Your Cash Value is equal to the Account Value less any applicable Surrender Charges. The Surrender Charges and the Policy Years during which they will be applied are shown on Page 3B.

                    CASH SURRENDER VALUE
                    Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any.

TRANSFERS           AMOUNT AND FREQUENCY OF TRANSFERS
                    Upon request and as long as the Policy is in effect, You may transfer amounts among the Fixed Account and Sub-Accounts.

                    We reserve the right to limit the number and frequency of transfers. One transfer per calendar month is allowed without charge. Each additional transfer is assessed a charge of $25.00. Transfers related to Dollar Cost Averaging are not included for the purposes of this limit nor are they subject to a charge. All transfers are subject to a minimum of $25.00 and a maximum of $2,000,000. There are no restrictions on the size of remaining balances.

                    DOLLAR COST AVERAGING
                    From time to time, We may offer, and if so, You may enroll in a Dollar Cost Averaging program. You may obtain information on the available programs from Us at any time.

                    You may terminate participation in the program at any time by calling or writing Us. In such an event, any non-transferred balances will be allocated to the other accounts according to Your instructions.

                    RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT
                    You are limited as to the timing and the amounts that can be transferred from the Fixed Account to the Sub-Accounts (other than those allowed under a Dollar Cost Averaging program). The limits are as follows:
                    (a) the transfer must occur during the 30 day period following each Policy Anniversary; and
                    (b) the maximum amount transferred in any Policy Year will be the greater of $1,000 or 25% of the Accumulated Value in the Fixed Account on the date of transfer.
                    (c) No transfers will be allowed if You have reached the Scheduled Maturity Date and have elected to continue coverage under Option 1 of the Scheduled Maturity Date provision.

                    TRANSFERS TO THE FIXED ACCOUNT
                    You may transfer all amounts in the Sub-Accounts to the Fixed Account and apply the Cash Surrender Value to purchase a non-variable Paid-Up Life Insurance Policy, as long as the Policy is in effect. The amount of the non-variable Paid-Up Life Insurance is the amount that can be purchased by the net single premium at the then attained age of the Insured based on the Annual Fixed Account Minimum Credited Rate and Maximum Cost of Insurance Rates guaranteed in the contract. Subsequent Cash Values of the non-variable Paid-Up Life Insurance are based on the 1980 Commissioners Standard Ordinary Male or Female Mortality Table, age last birthday using the Monthly Maximum Cost of Insurance and the Annual Fixed Account Minimum Credited Rate. The Paid-Up Life Insurance Policy is not subject to the Monthly Administrative Charge.

                    At any time this policy is in force You may elect to transfer Accumulated Values in the Sub-Accounts to the Fixed Account if a material change is made in the investment policy of the Separate Account and You object to that change. At any time during the first 18 months from the Date of Issue and while this Policy is in force, You may elect to transfer Accumulated Values in the Sub-Accounts to the Fixed Account. Transfers made under these situations will not be subject to any transfer charge; nor will they be included in the total number of transfers for the purpose of determining the applicability of any future transfer charge. All other transfers to the Fixed Account are subject to the charge and frequency restrictions noted in the Amount and Frequency of Transfers provision.

                    TRANSFER CHARGE

                    After a transfer has occurred, the Transfer Charge, as specified on Page 3B, if any, will be deducted on a Pro Rata Basis.

MONTHLY             GENERAL
DEDUCTION           On each Monthly Activity Date, We will deduct an amount from
                    Your Account Value to pay Us for providing the benefits of the Policy. This amount is called the Monthly Deduction
                    Amount. On each Policy Anniversary We will determine the rates used to calculate the Monthly Deduction Amount for that Policy Year. These rates will not exceed the maximum rates shown on the Policy Specification Pages. Actual rates will be determined based on our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change we make will be on a uniform basis for Insureds of the same Issue Age, Sex, Insurance class,
                    Initial Face Amount, and the length of time coverages have been in-force. The Monthly Deduction Amount equals:
                    (a)  the Cost of Insurance Charge; plus
                    (b)  the Monthly Administrative Charge; plus
                    (c)  the Monthly Per $1,000 Charge; plus
                    (d)  the Mortality and Expense Risk Charge; plus
                    (e)  the charges for additional benefits provided by rider, if any.

                    Part of the Cost of Insurance charges is used to recover acquisition expenses arising from the issuance of the Policy. The expense recovery component is higher in the early Policy Years. Any change in the Mortality and Expense Risk Charges will be determined in accordance with the procedures and standards on file with the Insurance Superintendent of New York.

                    The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity Date. You may request In Writing or in a manner satisfactory to Us to have monthly deductions taken from specific Sub-Accounts and/or the Fixed Account. If any of Your specified choices has insufficient value to cover its portion of the Monthly Deduction Amount, the entire Monthly Deduction Amount will be taken on a Pro Rata Basis. The Monthly Deduction Amount will be taken on each Monthly Activity Date.

                    COST OF INSURANCE CHARGE
                    The total Cost of Insurance Charge for any Monthly Activity Date is equal to:
                    (a) the applicable cost of insurance rates per $1,000; multiplied by
                    (b)  the applicable amounts at risk; divided by
                    (c)  $1,000.

                    On any Monthly Activity Date, the amount at risk equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount. If there have been any Face Amount increases, the amount at risk will be applied to Face Increases in the reverse order from which they were applied.

                    MONTHLY PER $1,000 CHARGE
                    The total Monthly Per $1,000 Charge is equal to:
                    (i)   the applicable Monthly Per $1,000 Rates; multiplied by
                    (ii)  the applicable Face Amounts; divided by
                    (iii) $1,000.

                    MORTALITY AND EXPENSE RISK CHARGE
                    The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:
                    (i)   the monthly Mortality and Expense Risk Rate;
                          multiplied by
                    (ii) the sum of Your accumulated values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

INSURANCE CLASS     GENERAL
    CHANGES         Based on Our administrative rules in effect and upon
                    providing satisfactory evidence to Us, You may request to change the insurance class to a more favorable class. Only future cost of insurance rates will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of the Insured's health. Any decrease in cost of insurance rates for which evidence of insurability was obtained cannot be revoked after the decrease has been in force, during the Insured's lifetime, for two years from the effective date of the decrease. Revocation will occur if the evidence of insurability contained inaccurate information which, had We known it was inaccurate at the time of the class change, would have caused Us to not approve the change.

                    Any change in policy cost factors will be determined in accordance with the procedures and standards on file with the Insurance Superintendent of New York.

                    If We revoke an insurance class change, Your Account Value will be reduced. The amount of the reduction will equal the additional Cost of Insurance Charges that would have been deducted from Your Account Value, based on the original insurance class, from the time of the change until the time of the revocation.

LAPSE AND POLICY    POLICY DEFAULT
  GRACE PERIOD      The Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount and the No
                    Lapse Guarantee is not available.

                    If the Policy goes into default, We will send You a lapse notice warning You that the Policy is in danger of terminating. This notice will be mailed at least 30 days, but no more than 45 days before the end of the Policy Grace Period. It will be mailed both to You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction Amounts as of the date the Policy Grace Period began.

                    We will keep the Policy inforce for the 61-day period following the date Your Policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums (specified in Your lapse notice) by the end of the Policy Grace Period, the Policy will terminate.

                    The Policy will be in default if total Indebtedness equals or exceeds the Cash Value on any Monthly Activity Date. We will advise You of the amount required to repay or reinstate such Indebtedness. If such payment is not made by the end of the Policy Grace Period, the Policy will terminate without value.

                    If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

                    NO LAPSE GUARANTEE
                    A No Lapse Guarantee is available as long as the Policy is in the No Lapse Guarantee Period; and the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative No Lapse Guarantee Premium.

                    The No Lapse Guarantee Period is shown on Page 3.

                    While the No Lapse Guarantee is available, We guarantee that Your Account Value less Indebtedness, will never be less than zero.

                    The No Lapse Guarantee will remain in effect on each subsequent Monthly Activity Date provided:
                    (a)  the Policy remains in default; and
                    (b)  the No Lapse Guarantee is available.

                    Negative Account Values will not occur during the No Lapse Guarantee Period.

                    Once terminated, the No Lapse Guarantee cannot be reinstated. It is possible for the No Lapse Guarantee to terminate while the Policy remains in force.

                    NO LAPSE GUARANTEE PREMIUM

                    The No Lapse Guarantee Premium is shown on Page 3.

                    If there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee Premium in subsequent months.

REINSTATEMENT       GENERAL
                    Unless the Policy has been surrendered for its Cash
                    Surrender Value, the Policy may be reinstated, prior to the Scheduled Maturity Date, provided:
                    (a)  You make Your request In Writing within five years from the Termination Date;
                    (b)  satisfactory evidence of insurability is submitted;
                    (c)  the Insured is alive on the date of Reinstatement;
                    (d)  any Indebtedness at the time of termination must be
                         repaid or carried over to the reinstated policy; and
                    (e)  You pay premium equal to or greater than the sum of:
                         (i) an amount necessary to cover all Monthly Deduction Amounts that are due and unpaid during the Policy Grace Period; and
                         (ii) an amount necessary to keep the Policy in force
                              for 3 months after the date of reinstatement.

                    The Account Value on the reinstatement date will equal:
                    (a) Net Premiums attributable to premiums paid at the time of reinstatement; minus
                    (b) the Monthly Deduction Amounts that were due and unpaid during the Policy Grace Period; plus
                    (c)  any Indebtedness carried over to the reinstated Policy.

                    Any Surrender Charge will be based on the duration from the original Policy Date as though the Policy had never lapsed.

POLICY LOANS        GENERAL
                    At any time while the Policy is in force, You may borrow against the Policy by assigning it as sole security to Us.
                    We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months from the date of receipt of the loan request. Any loan amount secured by transfers from the Sub-Accounts are subject to the Separate Account deferral provisions. We recommend consultation with a Tax Advisor prior to taking a loan.

                    LOAN AMOUNTS
                    Any new loan taken together with any existing Indebtedness may not exceed 90% of the Cash Value on the date We grant a loan. The minimum loan amount that We will allow is $500.

                    Unless You specify otherwise, all loan amounts will be transferred from the Fixed Account and the Sub-Accounts to the Loan Account on a Pro Rata Basis.

                    TERMINATION DUE TO EXCESSIVE INDEBTEDNESS
                    The Policy will terminate 61 days from the Monthly Activity Date in which total Indebtedness equals or exceeds the Cash Value. We will send You at Your last known address a written notice of the amount required to keep the Policy from terminating. Such notice will be sent no later than 30 days prior to the date the Policy is scheduled to terminate. If the loan repayment is not made by the end of the 61-day period, the Policy will terminate without value. When the Policy terminates with outstanding Indebtedness, You will be deemed to have received taxable income if the Indebtedness at the time of the termination exceeds Your tax basis in the Policy.

                    CREDITED INTEREST
                    Any amounts in the Loan Account will be credited with interest at a rate equal to the Annual Fixed Account Minimum Credited Rate shown on Page 3.

                    PREFERRED INDEBTEDNESS
                    If, any time after the 10th Policy Anniversary, the Account Value exceeds the total of all premiums paid since issue, a portion of Your Indebtedness may qualify as preferred. Preferred Indebtedness is charged a lower interest rate than the non-preferred Indebtedness, if any. (Refer to the Interest Charged on Indebtedness provision for details.) The maximum amount of Preferred Indebtedness is the amount by which the Account Value exceeds the total premiums paid and is determined on each Monthly Activity Date.

                    LOAN REPAYMENTS
                    All or part of a loan may be repaid at any time that:
                    (a)  the Policy is in force; and
                    (b)  the Insured is alive.

                    However, each repayment must be at least the lesser of $50 or the Indebtedness and clearly identified In Writing or in a manner satisfactory to Us as a loan repayment. Otherwise, it will be considered a premium payment.

                    The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Fixed Account and Sub-Accounts in the same percentage as premiums are allocated.

                    INTEREST CHARGED ON INDEBTEDNESS
                    The table below shows the maximum interest rates We will charge on Your Indebtedness.

                          DURING POLICY             PORTION OF         INTEREST RATE CHARGED
                              YEARS                INDEBTEDNESS           EQUALS THE FIXED
                                                                          ACCOUNT MINIMUM
                                                                        CREDITED RATE PLUS:
                    ------------------------ ------------------------ ------------------------
                              1-10                      All                    2.00%
                          11 and later               Preferred                 0.25%
                                                   Non-Preferred               0.50%

                    Because the interest charged on Indebtedness may exceed the rate credited to the Loan Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the Indebtedness will be transferred on each Monthly Activity Date from the Fixed Account and Sub-Accounts to the Loan Account in a manner consistent with the way Monthly Deductions are taken.

WITHDRAWALS         GENERAL
                    You may request a withdrawal In Writing or in a manner satisfactory to Us. The minimum withdrawal allowed is $500.
                    The maximum withdrawal is the Cash Surrender Value less
                    $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed.
                    Unless specified otherwise the withdrawal will be deducted on a Pro Rata Basis.

                    If the Death Benefit Option then in effect is Option A (Level Option) or Option C (Return of Premium Option), the Face Amount will be reduced by the amount equal to the reduction in the Account Value resulting from the withdrawal. If the Death Benefit Option then in effect is Option B (Return of Account Value Option), the Face Amount will not be reduced.

                    If the Death Benefit Option then in effect is Option D (Decreasing Option), the withdrawal will result in a reduction in the Option Adjustment Amount, but the Option Adjustment Amount will not be allowed to become negative. If the Option Adjustment Amount becomes zero, any remaining and/or additional withdrawal amounts will result in a reduction in the Face Amount.

SURRENDERS          GENERAL

                    While the Policy is in force, You may surrender the Policy to Us. The Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender Value as of that date. If, at the time of surrender, the Policy is in its Surrender Charge period a Surrender Charge will be assessed as shown on Page 3B.

                    A detailed statement of the method of computation of cash surrender values and other nonforfeiture benefits is on file with the Insurance Superintendent of New York.

PAYMENTS            GENERAL
  BY US             We will pay Death Proceeds, Cash Surrender Values,
                    withdrawals and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information satisfactory to Us to process the payment unless:
                    (a)  the New York Stock Exchange is closed on other than
                         customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
                    (b)  an emergency exists, as determined by the SEC, as a
                         result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts.

                    DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
                    We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request except to pay premiums to Us. If We defer payment for more than 10 days, We will pay interest at the rate We declare under Settlement Option 1 - Interest Income.

TAXATION OF THE     GENERAL
SEPARATE ACCOUNT    We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future, subject to approval by the Insurance Superintendent of New York.

THE CONTRACT        ENTIRE CONTRACT

                    The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will be deemed representations and not warranties.

                    CONTRACT MODIFICATION
                    The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

                    FUND MODIFICATION
                    We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Policy.

                    NON-PARTICIPATION
                    The Policy is non-participating. It does not share in Our surplus earnings, so You will receive no policy dividends under it.

                    MISSTATEMENT OF AGE AND/OR SEX
                    If on the date of death:
                    (a)  the Issue Age of the Insured is understated; or
                    (b) the sex of the Insured is incorrectly stated such that it resulted in lower Costs of Insurance, the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct Issue Age and/or sex.

                    If on the date of death:
                    (a)  the Issue Age of the Insured is overstated; or
                    (b) the sex of the Insured is incorrectly stated such that it resulted in higher Costs of Insurance, the Death Benefit will be adjusted by the return of all excess Costs of Insurance prior to the date of the Insured's death. Excess Cost of Insurance Charges equal the sum of the following for each Monthly Activity Date:
                    (a) the amount at risk on each Monthly Activity Date; multiplied by
                    (b) the actual Cost of Insurance rate used to determine Monthly Deduction Amounts less the Cost of Insurance rate based on the true age and sex of the Insured;
                    (c)  divided by 1000.

                    SUICIDE
                    If, within two years from the Date of Issue, the Insured dies by suicide, Our liability will be limited to the premiums paid less Indebtedness and less any withdrawals.

                    If, within two years from the effective date of any increase in the Face Amount for which evidence of insurability was obtained, the Insured dies by suicide, Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.

                    INCONTESTABILITY
                    We cannot contest the Policy after it has been in force, during the Insured's lifetime, for two years from its Date of Issue, except for non-payment of premium.

                    Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for two years from the effective date of the increase.

                    The Policy may not be contested for more than two years after the reinstatement date. Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime from the Date of Issue of the Policy or a subsequent reinstatement date.

                    APPEALING DENIAL OF CLAIM
                    On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
                    (a) request a review upon written application within 60 days of receipt of a claim denial;
                    (b)  review pertinent documents; and
                    (c)  submit issues and comments In Writing.

                    SEPARATE ACCOUNTS
                    We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that Separate Account. Such assets will not be chargeable with liabilities arising out of any other business that We may conduct. The assets of a Fund will be valued on each Valuation Day. Realized and unrealized gains and losses from the assets of each Fund are credited or charged to against such Fund without regard to Our other income, gains and losses. Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.

                    CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
                    At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

                    VOTING RIGHTS
                    We will notify You of any Fund shareholder's meetings at which the shares held for Your Sub-Account may be voted. We will also send proxy materials and instructions for You to vote the shares held for Your Sub-Account. We will arrange for the handling and tallying of proxies received from the Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Owners. You may attend any meeting, where shares held for Your benefit may be voted.

                    In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account.

                    ANNUAL REPORT
                    We will send You a report at least once each Policy Year showing:
                    (a) the current Account Value, Cash Surrender Value and Face Amount;
                    (b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
                    (c)  the amount of any Indebtedness; and
                    (d) any other information required by the Insurance Superintendent of New York.

OWNERSHIP AND       CHANGE OF OWNER OR BENEFICIARY
 BENEFICIARY        The Owner and Beneficiary will be those named in the
                    application until You change them. To change the Owner or Beneficiary, notify Us In Writing while the Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

                    ASSIGNMENT
                    You may assign the Policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

                    OWNER'S RIGHTS
                    While the Insured is alive and no Beneficiary is irrevocably named, You may:
                    (a) exercise all the rights and options that the Policy provides or that We permit;
                    (b)  assign the Policy; and
                    (c)  agree with Us to any change to the Policy.

                    NO NAMED BENEFICIARY
                    If no named Beneficiary survives the Insured, then, unless the Policy provides otherwise:
                    (a)  You will be the Beneficiary; or
                    (b) if You are the Insured, Your estate will be the Beneficiary.

TERMINATION AND     TERMINATION
MATURITY DATE       The Policy will terminate upon the earliest of the following events:
                    (a)  the Scheduled Maturity Date of the Policy unless You
                         request to continue the Policy after such date as described below; or
                    (b)  the surrender of the Policy; or
                    (c)  the end of the Policy Grace Period during which the
                         amount required is not received; or
                    (d)  the date We receive notification In Writing of the
                         death of the Insured.

                    SCHEDULED MATURITY DATE
                    The Scheduled Maturity Date is the last date on which You may elect to pay premium. Unless You elect to continue the Policy beyond this date, the Policy will terminate and any Cash Surrender Value will be paid to You.

                    If elected, the Policy may continue in force after the Scheduled Maturity Date subject to the following conditions:
                    (a) the Policy must be in force on the Scheduled Maturity Date; and
                    (b) the Owner including any assignee of record must agree In Writing to this continuation and must elect an Option at least 30 days prior to the Scheduled Maturity Date. If no Option is elected, the default is Option 1 below.

                    If any of the above conditions are not met, the Policy, if still in force, will terminate on the Scheduled Maturity Date.

                    You may elect either Option 1 or Option 2, which are described below.

                    OPTION 1 (This option restricts future transfers between the Sub-Accounts and the Fixed Account.) Under Option 1, after the Scheduled Maturity Date:
                    (a) the Face Amount will be set equal to the Death Benefit on the Maturity Date;
                    (b) the Death Benefit Option will be changed to Option A (Level Option);
                    (c) the Account Value will continue to be valued as described in the Account Value, Cash Value and Cash Surrender Value provision;
                    (d) policy values will be transferred to the Fixed Account and no further transfers will be allowed;
                    (e) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;
                    (f)  loans and withdrawals will continue to be available;
                    (g) no future Monthly Deduction Amounts will be deducted from Your Account Value;
                    (h)  no further premiums will be accepted;
                    (i)  loan repayments may be made;
                    (j)  all additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date; and
                    (k)  the Policy may terminate due to excessive Indebtedness.

                    OPTION 2 (This option continues to allow future transfers between the Sub-Accounts and the Fixed Account.) Under Option 2, after the Scheduled Maturity Date:
                    (a) the Face Amount will be set equal to the Death Benefit minus the Account Value on Maturity Date;
                    (b) the Death Benefit Option will be changed to Option B (Return of Account Value Option) with no evidence of insurability being required;
                    (c) the Account Value will continue to be valued as described in the Account Value, Cash Value and Cash Surrender Value provision;
                    (d) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;
                    (e)  loans and withdrawals will continue to be available;
                    (f) no future Monthly Deduction Amounts will be deducted from Your Account Value;
                    (g)  no further premiums will be accepted;
                    (h)  loan repayments may be made;
                    (i)  all additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date; and
                    (j)  the Policy may terminate due to excessive Indebtedness.

                    THIS POLICY MAY NOT QUALIFY AS LIFE INSURANCE AFTER THE INSURED'S ATTAINED AGE 100 UNDER FEDERAL TAX LAW AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. YOUR TAX ADVISOR SHOULD BE CONSULTED BEFORE YOU CHOOSE TO CONTINUE THE POLICY BEYOND AGE 100.

INCOME              AVAILABILITY
SETTLEMENT          All or parts of the proceeds of the Policy may, instead of
OPTIONS             being paid in one sum, be left with Us under any one or a
                    combination of the following options, subject to Our minimum amount requirements on the date of election.

                    We will pay interest of at least 2% per year (or higher, if required by state law) on the Death Proceeds from the date We receive notification of the Insured's death to the date payment is made or an Income Settlement Option is elected. The rate will always be at least the rate of interest payable under Option 1 - Interest Income. These proceeds are then no longer subject to the investment experience of a Separate Account.

                    If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.

                    DESCRIPTION OF TABLES
                    The options shown on the next page are based on interest at a guaranteed rate of 2% per year.

                    EXCESS INTEREST
                    We may pay or credit excess interest of such amount and in such manner as We determine.

                    DEATH OF PAYEE
                    If the payee dies while receiving payments under one of the options on the next page, We will pay the following:

                    (a) any principal and accrued interest remaining unpaid under Option 1 or 2; and
                    (b) the value of remaining unpaid guaranteed payments, if any, under Option 3, commuted using interest of 2% per year.

                    Any such amount will be paid in one sum to the payee's estate.

                    OTHER OPTIONS
                    To convert the monthly payments shown in the table for Option 3 to quarterly, semi-annual or annual payments, multiply by the following factors:

                                   PAYMENT INTERVAL      FACTOR
                                      Quarterly            2.99
                                      Semi-annual          5.96
                                      Annual              11.84

                    Other options may be arranged with Our consent.

                    OPTION 1 - INTEREST INCOME
                    Payments of interest at the rate We declare, but not less than 2% per year, on the amount left under this option.

                    OPTION 2 - INCOME OF FIXED AMOUNT
                    Equal payments of the amount chosen until the amount left under this option, with interest of not less than 2% per year, is exhausted. The final payment will be for the balance only.

                    OPTION 3 - INCOME FOR FIXED PERIOD
                    Payments, determined from the table below, are guaranteed for the number of years chosen. The first payment will be due on the date proceeds are applied under this option.

                                MONTHLY PAYMENTS                MONTHLY PAYMENTS
                    NUMBER        PER $1,000 OF      NUMBER       PER $1,000 OF
                    OF YEARS        PROCEEDS        OF YEARS        PROCEEDS
                       1             $84.08            10             $9.17
                       2              42.45            15              6.40
                       3              28.58            20              5.03
                       4              21.64            25              4.21
                       5              17.48            30              3.67

                         HARTFORD LIFE INSURANCE COMPANY
                              HOME OFFICE ADDRESS:
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                           (A STOCK INSURANCE COMPANY)
                                 (THE "COMPANY")



                           INDIVIDUAL LIFE OPERATIONS
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

       CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY ELECTION OF OWNER DEATH PROCEEDS PAYABLE AT DEATH OF INSURED
                    AS DESCRIBED IN THE DEATH BENEFIT SECTION
                            ADJUSTABLE DEATH BENEFIT
                       PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                                NON-PARTICIPATING


THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY BE FIXED OR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15. THE DEATH PROCEEDS WILL BE PAYABLE IN ACCORDANCE WITH THE PROVISIONS DESCRIBED IN THE DEATH BENEFIT SECTION ON PAGE 7.



                             [THE HARTFORD LOGO]



                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY

COST OF LIVING
ADJUSTMENT RIDER

                            [THE HARTFORD LOGO]

                    This Rider will be a part of the Policy to which it is attached, and except as noted below, it is subject to all conditions and limitations of such Policy. The Date of Issue and Policy Date applicable to this Rider are the same as those of the Policy.

DEFINITIONS         CPI: The United States City Average Consumer Price Index for
                    all Urban Consumers for all items.

                    INCREASE DATE: The date on which a cost of living amount is effective.

                    INCREASE AMOUNT: The amount of the cost of living increase provided by this Rider.

                    FACE AMOUNT: The base plan amount of insurance for the Policy as shown on the most recent Policy Specifications page of Your Policy.

BENEFIT On every second anniversary of this Rider, while this Rider is in effect, We will increase Your Face Amount without requiring evidence of insurability. The increase amount will be based on the CPI and will be made within the limits described below. Such increases will be treated like any other increases in determining charges, No Lapse Guarantee premiums and Death Benefit Guarantee premiums, if applicable.

CALCULATION OF      We will calculate the increase as follows:
INCREASE AMOUNT
                    (a)  the CPI six months before the Increase Date; divided by
                    (b)  the CPI 30 months before the Increase Date;
                    (c)  minus one;
                    (d)  multiplied by the current Face Amount of the Policy.

                    The minimum and maximum amounts for any one increase are shown on the Policy Specifications page. We may change these amounts, for future increases, at any time. Any change in the minimum and maximum amounts will be are subject to the prior approval of the Insurance Superintendent of New York.

CHANGE IN OR        We will substitute what We believe is an appropriate index
DISCONTINUANCE      for the CPI if:
  OF THE CPI

                    (a) the composition of, base of, or method of calculation of the CPI changes in such a way that We consider its use inappropriate for calculating the Increase Amount; or

                    (b)  the publication of the CPI is delayed or discontinued.

ACCEPTING OR        A notice will be mailed to You before the Increase Date,
REJECTING AN        advising You of the Increase Amount, and the additional
INCREASE AMOUNT     charge for the Increase Amount. If You do not want to accept the Increase Amount, We must receive Your written rejection within 30 days after the date of Our notice. If You reject the increase, this Rider will be terminated according to the Termination provision appearing below. If You do not reject the increase, We will increase the Face Amount by the amounts shown on the notice. We will send You a new Policy
                    Specifications page.

TERMINATION         To terminate this Rider, notify Us In Writing. Otherwise, it will continue until the earliest of the following:
                    (a)  the first Policy Anniversary on or after the Insured's
                         66th birthday;
                    (b)  the date the Policy is surrendered, lapsed or
                         terminated;
                    (c)  the date the Face Amount of the Policy is decreased;
                    (d)  Your rejection of an automatic Increase Amount;
                    (e)  The date We receive Your written request to cancel this
                         Rider;
                    (f)  The date of the Insured's death;
                    (g)  When you begin receiving benefits under either the
                         Deduction Amount Waiver Rider or the Waiver of Specified Amount Disability Benefit Rider;
                    (h)  it is terminated by any Policy provision or additional benefit rider provision.

REINSTATEMENT       If this Rider terminates under (b) above, it may be
                    reinstated if the Policy is reinstated at a standard or preferred risk class. If this Rider is terminated under (c),
                    (d), or (e) above, reinstatement will be subject to evidence of insurability satisfactory to Us.

                    If this Rider is reinstated during the 90 day period before an Increase Date, then the first Increase Amount will be available two years from that Increase Date.

INCONTESTABILITY    This Rider will have its own two year contestable period.
                    The contestable period will begin on the later of the effective date of this Rider or the date this Rider is reinstated.

SUICIDE If the Insured commits suicide within two years of the effective date of the Rider or from the reinstatement, We will not pay the proceeds for any increase amount made since the effective date of this Rider or the date the Rider is reinstated.

                    Signed for HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

ACCIDENTAL DEATH
BENEFIT RIDER

                              [HARTFORD LIFE LOGO]

BENEFIT We will pay the Accidental Death Benefit (shown on Page 3) upon receipt at Our National Service Center in Minneapolis, Minnesota of due proof that the accidental death of the Insured occurred while this policy and this rider were in force.

DEFINITIONS         The definitions in this section apply to the following words and phrases whenever and wherever they appear in this rider.

                    ACCIDENTAL DEATH means death which results, directly, and independently of all other causes, from accidental bodily injury and which occurs within 90 days after such injury. Except in the case of drowning or internal injuries revealed by autopsy, an accidental bodily injury must be evidenced by a visible contusion or wound on the exterior of the body.

                    MILITARY AIRCRAFT means any military or naval aircraft other than transport aircraft operated by the Military Airlift Command of the United States.

RISKS EXCLUDED      This rider does not cover death resulting directly or
                    indirectly, wholly or partly, from any of the following:

                    (a) intentionally self-inflicted injury or suicide, while sane or insane;
                    (b) bodily or mental infirmity, illness or disease or medical or surgical treatment therefore;
                    (c) any infection not occurring as a direct consequence of an accidental bodily injury;
                    (d) any act or incident of insurrection or war, declared or undeclared;
                    (e) the Insured's participation in a riot or commission of an assault or felony;
                    (f) taking of drugs, sedatives, narcotics, barbiturates, amphetamines, or hallucinogens, unless prescribed for or administered to the Insured by a licensed physician;
                    (g) an accident caused by the Insured's intoxication while operating a motor vehicle;
                    (h) any poison or gas voluntarily or involuntarily taken or inhaled, except as a direct result of an occupational accident;
                    (i) travel or flight in or descent from any aircraft if the Insured is a pilot or member of the crew of such aircraft or if such aircraft is a military aircraft or is being operated for aviation training.

RIGHT TO AUTOPSY    We will have the right and opportunity to examine the
                    Insured's body and to make an autopsy unless prohibited by law.

GENERAL             This rider is part of the policy to which it is attached.
PROVISIONS          Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

                    This rider is issued in consideration of the application (a copy of which is attached) and payment of the charges shown for this rider on Page 3. The Date of Issue of this rider is the same as that of the policy unless a different date is shown on Page 3. The Rider Date is the same as the Policy Date unless a different date is shown on Page 3.

TERMINATION         To terminate this rider, notify Us in writing. Otherwise, it will continue until the earliest of the following:

                    (a)  when this policy terminates; or
                    (b) on the Policy Anniversary next following the Insured's 70th birthday.


                    Signed for the HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

                              [HARTFORD LIFE LOGO]

WAIVER OF SPECIFIED AMOUNT
DISABILITY BENEFIT RIDER


BENEFIT If the Insured becomes totally disabled (as defined below), then:
                    (a) if Total Disability began before the first Policy Anniversary after the Insured's 60th birthday, We will credit Your policy with a premium equal to the Specified Amount Disability Benefit (hereinafter referred to as "The Benefit") on the first Monthly Activity Date following Total Disability. After such time, The Benefit will continue to be credited on each Monthly Activity Date for as long as the Insured remains totally disabled. If Total Disability continues without interruption to the Insured's 65 birthday, The Benefit will continue to be credited to Your Policy on the same Monthly Activity Date for each year thereafter even if the Insured recovers from Total Disability.
                    (b)  if Total Disability began on or after the first Policy
                         Anniversary after the Insured's 60th birthday, and
                         before the Policy Anniversary after the Insured's 65th birthday, We will credit Your policy with a premium equal to The Benefit on the first Monthly Activity Date following Total Disability. After such time, The Benefit will continue to be credited to Your Policy on each Monthly Activity Date thereafter, but not beyond the later of:
                         (i) the Policy Anniversary after the Insured's 65th birthday; or
                         (ii) two years after the date such Total Disability
                              began.

                    We will refund any portion of The Benefit which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code. Such refund and interest thereon will be made within 60 days after the end of a Policy Year.

                    The Benefit is shown in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGES       The first year monthly charge for this rider is shown in the
                    Additional Benefits and Riders section of the Policy
                    Specifications. The monthly charges for subsequent Policy
                    Years will be based on rates that will not exceed those in the Waiver of Specified Amount Disability Table of Monthly
                    Maximum Rates shown on the Rider Specification Page. The charges for this rider will automatically be deducted on each Monthly Activity Date from the Account Value as part of the Monthly Deduction Amount. It will continue to be deducted from the Account Value during Total Disability until this rider terminates.

  DEFINITION OF     Total disability means a disability which:
TOTAL DISABILITY    (a)  results from bodily injury or disease;
                    (b)  begins while the Policy and this rider are in force;
                    (c)  the Policy and this rider are in force at the end of
                         that 6 month period;
                    (d)  has existed continuously for at least 6 months; and
                    (e)  prevents the Insured from engaging in an occupation.

                    During the first 24 months of disability, occupation means the Insured's regular occupation. Thereafter, occupation means that for which the Insured is reasonably fitted by:
                    (a)  education;
                    (b)  training; or
                    (c)  experience.

                    Total disability will be deemed to occur, even if the Insured engages in an occupation, upon the total and irrecoverable loss of:
                    (a)  the entire sight of both eyes; or
                    (b)  all use of both hands or of both feet; or
                    (c)  one hand and one foot.

RISKS EXCLUDED      The Benefit will not be credited to the Policy if disability results, directly or indirectly, wholly or partly, from:
                    (a)  willfully and intentionally self-inflicted injury; or
                    (b)  service in the armed forces of any country or
                         international authority at war, whether such war is declared or undeclared; or
                    (c)  sickness or disease which predated the application for this rider.

  NOTICE AND        Before The Benefit is credited to the Policy, We must:
PROOF OF CLAIM      (a)  be notified In Writing of the claim; and
                    (b)  receive proof satisfactory to Us that the Insured is
                         totally disabled.

                    Such notice and proof must be received:
                    (a) while the Insured is alive and remains totally disabled; and
                    (b) not later than one year after this rider has terminated.

                    An otherwise valid claim will not be denied if:

                    (a) You show that notice and proof were given to Us as soon as reasonably possible; and

                    (b) such notice was given to Us no later than one year after the Insured's recovery.

                    We may require proof of continuance of Total Disability at reasonable intervals during the two years following Our approval of a claim. Thereafter, We will not require such proof more often than once a year.

                    As part of any proof, We may require that the Insured be examined by a physician of Our choice.

                    If any required proof is not submitted, The Benefit will no longer be credited to the Policy.

  GENERAL           This rider is part of the Policy to which it is attached.
PROVISIONS          Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

                    This rider is issued in consideration of the application (a copy of which is attached) and payment of the required cost shown for this rider. The Date of Issue of this rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

INCONTESTABILITY    We cannot contest this rider after it has been in force for
                    2 years from its Date of Issue;
                    (a)  except for nonpayment of the required cost of this
                         rider; and
                    (b)  unless the death or Total Disability of the Insured
                         occurred during such 2 year period.

TERMINATION         To terminate this rider, notify Us In Writing. Otherwise, it will continue until the earliest of the following:
                    (a)  when the Policy matures or terminates;
                    (b)  the Rider Termination Date shown in the Additional
                         Benefits and Riders section of the Policy
                         Specifications; or
                    (c)  when this rider explicitly terminates pursuant to a
                         provision in the Policy.

                    As long as the Policy is in force, termination of this rider will not affect an otherwise valid claim arising from Total Disability which began before such termination.

                    Signed for the HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

                              [THE HARTFORD LOGO]

ENHANCED NO LAPSE
GUARANTEE RIDER

SUMMARY OF          This Rider replaces the Policy's No Lapse Guarantee
BENEFIT             provision. It guarantees that during the No Lapse Guarantee
                    Period, Your Policy will not lapse as long as the sum of the premiums paid, less Indebtedness and less withdrawals from the Policy, is at least equal to the sum of the No Lapse
                    Guarantee Premiums.

                    The LAPSE AND POLICY GRACE PERIOD section of the Policy, is deleted and replaced by the following:

                    POLICY DEFAULT
                    During the first ten Policy Years or during the No Lapse Guarantee Period, whichever is shorter, the Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount and the No Lapse Guarantee is not available. After the tenth Policy Anniversary, or after the end of the No Lapse Guarantee Period, whichever comes first, the Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount.

                    If the Policy goes into default, We will send You a lapse notice warning You that the Policy is in danger of terminating. This notice will be mailed at least 30 days, but no more than 45 days before the end of the end of the Policy Grace Period. It will be mailed both to You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction Amounts as of the date Your Policy goes into default.

                    We will keep the Policy in force for the 61-day period following the date Your Policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums, specified in Your lapse notice, by the end of the Policy Grace Period, the Policy will terminate, except to the extent provided below, after the tenth Policy Anniversary, if the No Lapse Guarantee is still available.

                    If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

                    NO LAPSE GUARANTEE
                    The Policy will remain in force at the end of the Policy Grace Period on modified terms described below, as long as the No Lapse Guarantee is available.

                    The No Lapse Guarantee Period is shown on Page 3.

                    A No Lapse Guarantee is available as long as the Policy is in the No Lapse Guarantee Period; and the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative No Lapse Guarantee Premium.

                    In the case of a default after the tenth Policy Anniversary, if the No Lapse Guarantee is still available and You fail to pay the required premium as defined in Your lapse notice by the end of the Policy Grace Period, the Policy will remain in force, but with the following modifications:
                    (a)  the Death Benefit Option will be Option A (Level
                         Option);
                    (b) all riders other than this Rider and the Child Insurance Rider, if applicable, will terminate;
                    (c) any future scheduled increases in the Face Amount will be cancelled; and
                    (d) no Death Benefit Option changes will be allowed while the Policy remains in default.

                    The No Lapse Guarantee will remain in effect on each subsequent Monthly Activity Date provided:
                    (a)  the Policy remains in default; and
                    (b)  the No Lapse Guarantee is available.

                    While the No Lapse Guarantee is available, We guarantee that Your Account Value less Indebtedness, will never be less than zero.

                    Negative Account Values will not occur during the No Lapse Guarantee Period.

                    NO LAPSE GUARANTEE PREMIUM

                    The No Lapse Guarantee Premium is shown on Page 3.

                    During the No Lapse Guarantee Period, if the No Lapse Guarantee is not in effect and, there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee Premium in subsequent months.

RIDER CHARGE        The monthly charge for this Rider is shown on Page 3
                    (continued). It is a per $1,000 charge based on the Face
                    Amount. It will be deducted on each Monthly Activity Date, from the Account Value, as part of the Monthly Deduction
                    Amount. If the No Lapse Guarantee terminates while there is a charge for this Rider, the charge will be discontinued.

TERMINATION         To terminate this Rider, notify Us In Writing. Termination will be effective on the next Monthly Activity Date following this notification. Otherwise, this Rider will continue until the earlier of the following:
                    (a)  when the No Lapse Guarantee terminates; or
                    (b)  when this Policy terminates.

                    If this Rider is terminated, the No Lapse Guarantee provision that the Rider replaces will continue to be deleted from the Policy.

GENERAL             This Rider will be a part of the Policy to which it is
PROVISIONS          attached, and except as noted above, it is subject to all
                    conditions and limitations of such Policy. This Rider is issued in consideration of an application and payment of the required cost of this Rider. The Date of Issue and Policy
                    Date applicable to this Rider are the same as those of the Policy.

                    Signed for HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

                               [THE HARTFORD LOGO]

LIFETIME
NO LAPSE
GUARANTEE RIDER

SUMMARY OF          This Rider replaces the Policy's No Lapse Guarantee
BENEFIT             provision. It guarantees that Your Policy will not lapse as long as the sum of the premiums paid, less Indebtedness and less withdrawals from the Policy, is at least equal to the sum of the No Lapse Guarantee Premiums.

                    The LAPSE AND POLICY GRACE PERIOD section of the Policy, is deleted and replaced by the following:

                    POLICY DEFAULT
                    The Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount.

                    If the Policy goes into default, We will send You a lapse notice warning You that the Policy is in danger of terminating. This notice will be mailed at least 30 days, but no more than 45 days before the end of the end of the Policy Grace Period. It will be mailed both to You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction Amounts as of the date Your Policy goes into default.

                    We will keep the Policy in force for the 61-day period following the date Your Policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums, specified in Your lapse notice, by the end of the Policy Grace Period, the Policy will terminate.

                    If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

                    NO LAPSE GUARANTEE

                    The Policy will remain in force at the end of the Policy Grace Period on modified terms described below, as long as the No Lapse Guarantee is available.

                    The No Lapse Guarantee Period is shown on Page 3.

                    Except as described in the No Lapse Guarantee Grace Period provision, a No Lapse Guarantee is available as long as the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative No Lapse Guarantee Premium.

                    If the No Lapse Guarantee is available and You fail to pay the required premium as defined in Your lapse notice by the end of the Policy Grace Period, the No Lapse Guarantee will then go into effect. The Policy will remain in force, however;
                    (a)  the Death Benefit Option will be Option A (Level
                         Option);
                    (b) all riders other than this Rider and the Child Insurance Rider, if applicable, will terminate;
                    (c) any future scheduled increases in the Face Amount will be cancelled; and
                    (d) no Death Benefit Option changes will be allowed while the Policy remains in default.

                    The No Lapse Guarantee will remain in effect on each subsequent Monthly Activity
                    Date provided:
                    (a)  the Policy remains in default; and
                    (b)  the No Lapse Guarantee is available.

                    While the No Lapse Guarantee is available, We guarantee that Your Account Value less Indebtedness, will never be less than zero.

                    Negative Account Values will not occur during the No Lapse Guarantee Period.

                    NO LAPSE GUARANTEE PREMIUM
                    The No Lapse Guarantee Premium is shown on Page 3.

                    If the No Lapse Guarantee is not in effect and, there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee Premium in subsequent months.

                    NO LAPSE GUARANTEE GRACE PERIOD
                    If on any Monthly Activity Date, after the second Policy Anniversary, the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, are less than the Cumulative No Lapse Guarantee Premium on the Monthly Activity Date 24 months prior to the current Monthly Activity Date, a No Lapse Guarantee Grace Period of 61 days will begin. A notice will be mailed at least 30 days prior to termination of the No Lapse Guarantee. It will be mailed both to You and to any assignee of record, at the last known address(es). That notice will warn You that You are in danger of losing the No Lapse Guarantee and will tell You the amount of premium You need to pay to continue the No Lapse Guarantee.

                    The No Lapse Guarantee will be removed from the Policy if the required premium is not paid by the end of the No Lapse Guarantee Grace Period. You will receive a written notification of the change and the No Lapse Guarantee will never again be available or in effect on the Policy.

RIDER CHARGE        The monthly charge for this Rider is shown on Page 3
                    (continued). It is a per $1,000 charge based on the Face
                    Amount. It will be deducted on each Monthly Activity Date, from the Account Value, as part of the Monthly Deduction
                    Amount. If the No Lapse Guarantee terminates while there is a charge for this Rider, the charge will be discontinued.

TERMINATION         To terminate this Rider, notify Us In Writing. Termination will be effective on the next Monthly Activity Date following this notification. Otherwise, it will continue until the earlier of the following:
                    (a)  when the No Lapse Guarantee is removed pursuant to the
                         No Lapse Guarantee Grace Period provision;
                    (b)  when this Policy terminates; or
                    (c)  when the Policy reaches Scheduled Maturity.

                    If this Rider is terminated, the No Lapse Guarantee provision that the Rider replaces will continue to be deleted from the Policy.

GENERAL             This Rider will be a part of the Policy to which it is
PROVISIONS          attached, and except as noted above, it is subject to all
                    conditions and limitations of such Policy. This Rider is issued in consideration of an application and payment of the required cost of this Rider. The Date of Issue and Policy
                    Date applicable to this Rider are the same as those of the Policy.

                    Signed for HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

                               [THE HARTFORD LOGO]

POLICY              This Rider gives You the option to continue Your Policy at a
CONTINUATION        reduced Death Benefit with no further Monthly Deduction
RIDER               Amounts in the event Your Policy is in danger of Policy
                    Default or termination due to excessive Indebtedness. You may elect this option under limited circumstances as described below. During the Policy Continuation Benefit
                    Period, as defined below, the Policy Continuation Benefit guarantees the Policy will not go into default or terminate due to excessive Indebtedness.

                    HOW DO YOU ELECT THIS BENEFIT?
                    If available, You may elect the Policy Continuation Benefit In Writing. The Election Effective Date will be the next Monthly Activity Date.

                    WHEN IS THE BENEFIT AVAILABLE?
                    The Policy Continuation Benefit is available provided all of the conditions below are met.
                    a) Indebtedness exceeds the Face Amount, or amounts at least equal to all premiums paid have been withdrawn, and
                    b) the Policy has been in-force at least 15 Policy Years, and
                    c)   Insured has attained age 75, and
                    d) Indebtedness does not exceed 99.5% of the Account Value after reduction of the Transaction Charge as of the Election Effective Date.

                    WHAT HAPPENS TO MY POLICY IF THE POLICY CONTINUATION BENEFIT IS ELECTED
                    If the Policy Continuation Benefit is available and You elect it, the Policy will remain in-force until the Insured's death as long as You do not terminate this Rider or surrender the Policy before then. The period from the Election Effective Date until the date on which this Rider is terminated by either the Insured's death, some other termination of the Policy or Your request to terminate this Rider is referred to herein as the Policy Continuation Benefit Period. During the Policy Continuation Benefit
                    Period:
                    a) A transaction charge ("Transaction Charge") will be deducted as of the Election Effective Date from the Account Value, not to exceed the maximum Transaction Charge described below.
                    b) The Death Benefit Option will be Option A (Level Option), subject to the Minimum Death Benefit provisions below.
                    c) If Indebtedness does not exceed the Face Amount as of the Election Effective Date, the Face Amount will be decreased to 100.5% of the Account Value as of such date after deduction of the Transaction Charge.
                    d)   All other riders will be terminated.
                    e) Any Account Value in the Separate Account will be transferred to the Fixed Account as of the Election Effective Date. No transfer charge will be assessed for this transfer.
                    f) No Monthly Deductions will be taken as they are treated as prepaid by the Transaction Charge.
                    g)   No further transfers will be allowed.
                    h)   No additional premium payments will be accepted.
                    i) Interest charged on Indebtedness will continue to accrue.
                    j) Indebtedness will in some circumstance exceed the Death Benefit of the Policy. If this happens, You have the option of repaying a portion of the Indebtedness while the Policy is in-force, or upon the Insured's death, any outstanding Indebtedness will be Your obligation or if You are the Insured, an obligation of Your estate.
                    k)   Loan repayments can be made at any time.
                    l) The Termination Due to Excessive Indebtedness provision in the Policy will be suspended.

RIDER CHARGE        There is no charge for adding this Rider to your Policy.
                    However, if You elect this benefit, a Transaction Charge will be deducted from your Account Value as of the Election
                    Effective Date. The maximum Transaction Charge is 7% of the
                    Account Value on the Election Effective Date.

MINIMUM DEATH       During the Policy Continuation Benefit Period, the amount of
BENEFIT             the Death Benefit under the Policy will be determined
                    exclusively by Option A (Level Option), and will be no less than the greatest of the following amounts for the then current Policy Year:
                    a)   101% of the Account Value as of the date we receive Due
                         Proof of the Insured's death;
                    b)   The minimum amount determined under the Minimum Death
                         Benefit provision in the Policy; or
                    c)   The minimum amount of Death Benefit necessary for the
                         Policy to continue its qualification as a life insurance contract for federal tax purposes.

TERMINATION         To terminate this Rider, notify Us In Writing. Otherwise,
                    this Rider will continue until the Policy terminates.

GENERAL             This Rider will be a part of the Policy to which it is
PROVISIONS          attached, and except as noted above, it is subject to all
                    conditions and limitations of such Policy.

                    Signed for HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

                              [THE HARTFORD LOGO]

CHILD INSURANCE
RIDER

                    This Rider is part of the Policy to which it is attached. Except where this Rider provides otherwise, it is subject to all conditions and limitations of such Policy.

                    We will pay the Death Benefit according to the terms of this Rider when We receive, In Writing, Due Proof of Death of an Insured Child.

                    The death benefit payable under this Rider appears in the Additional Benefits and Riders section of the Policy Specifications.

INSURED CHILD       Insured Child means a natural, adopted or step-child of the
                    Primary Insured who is more than 16 days old but has not yet reached his/her 25th birthday. A child becomes an Insured
                    Child by:
                    1.   Being named in the application for this Rider, and has
                         not yet reached his/her 14th birthday on the date of the application; or
                    2.   Being born to, or acquired by, and in the custody of,
                         the Primary Insured while this Policy and this Rider are in force. An adopted or step-child must have been acquired prior to his/her 14th birthday.

 BENEFIT            Beneficiaries will be as named in the application. The
PAYMENTS            Policy Owner has the right to change beneficiaries.

                    If no beneficiary has been named, benefits upon death of an Insured Child will be paid to the Policy Owner, if living, otherwise to the Primary Insured, if living; otherwise to the spouse of the Primary insured, if living. If none are living, then to the estate of the Insured Child.

CONVERSION          When insurance is terminated, as provided on the reverse
 PRIVILEGE ON       side, We will allow conversion to an individual policy on
TERMINATION OR      the life of the Insured Child. We will also allow conversion
  MARRIAGE          within 60 days following the marriage of an Insured Child.
                    Evidence of insurability will not be required unless additional benefits are requested with the new policy.

                    Conversion may be to any plan We are then offering, subject to Our issue rules at that time. The face amount must be at least $25,000 but not more than five times the amount of insurance terminated. Premiums will be those for the age last birthday on the date of conversion for the plan chosen. The rate class of the new policy will be the same as or more favorable than the original policy.

                    If termination is due to age of Insured Child or Primary Insured, We must have application and payment of the first premium at least 60 days prior to the event. We may require proof of age.

                    For conversion due to marriage, We must have application and payment of the first premium within 60 days after the marriage. We may require proof of marriage.

                    An Insured Child's insurance provided by this Rider will terminate on the Policy Date of the new policy. Insurance on other Insured Children will not be affected.

                    Additional Benefit Provisions may be attached to the new policy only with Our consent.

                    The Incontestable and Suicide Provisions of the new policy will be computed from the date of this Policy. All other provisions of the new policy will apply as they appear in the Policy.

                    An Insured Child who has been issued an individual policy of life insurance under this Conversion Privilege may never again be insured by this Rider.

CONTINUATION OF     Upon the death of the Primary Insured while this Rider is in
  COVERAGE          force the benefits of this Rider will continue with no
                    further payment of premiums. A cash value will be created.
                    You may request a statement of the amount.

OWNERSHIP           The Owner of this Rider shall be the Policy Owner, if
                    living. Upon the death of the Policy Owner, the Primary
                    Insured shall be owner, if living; otherwise the spouse of the Primary Insured. If none are living, each surviving child shall own the insurance on his or her own life. Other arrangements for ownership may be made with Our consent.

TERMINATION OF      Insurance on an Insured Child will terminate on the earliest
 INSURED CHILD      of:
    STATUS          1.   The Insured Child's 25th birthday.
                    2.   The Policy Anniversary Date nearest age 65 of the
                         Policy Insured.
                    3.   Sixty days following marriage of the Insured Child.

REINSTATEMENT       If this policy and rider terminate as provided under Grace
                    Period, this rider may be reinstated within five years after the date of termination, provided:

                    a)   the policy is reinstated; and
                    b) evidence of insurability satisfactory to us is furnished; and,
                    c) premium sufficient to maintain this policy and rider in force for two months is paid.

                    If we are not satisfied with the evidence of insurability furnished as to any child, we may, upon reinstating this rider, exclude such child from coverage by endorsement. If this rider is reinstated, no benefits will be payable as a result of death of any child if such death occurred after the end of the grace period and before the date of reinstatement.

INCONTESTABILITY    After this rider has been in force for two years from its
                    Date of Issue, we cannot contest it, except for nonpayment of the required cost of coverage on any Insured Child unless such child died within such two year period.

SUICIDE If, within two years from the Date of Issue of this rider, the Insured or any Insured Child dies by suicide, our liability under this rider will be limited to the total cost of this rider.

TERMINATION OF      This Rider, and the premium for it, will terminate on the
 THIS RIDER         earliest of:
                    1.   Termination of this Policy.
                    2.   Nonpayment of premium when due, or within the Grace
                         Period.
                    3.   Your written request to terminate.
                    4.   The Policy Anniversary Date nearest the Primary
                         Insured's age 65.
                    5.   When no child remains eligible for Insured Child
                         status.

                    We should be advised, In Writing, when there is no longer a child eligible as an Insured Child. If We accept a premium for a period when there would be no insurance, Our only obligation will be to refund that premium.

                    Signed for HARTFORD LIFE INSURANCE COMPANY

                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT

                              [HARTFORD LIFE LOGO]
DEDUCTION AMOUNT
WAIVER RIDER


BENEFIT If the Insured becomes totally disabled (as defined below) then:

                    a) if such disability began before the Policy Anniversary following the Insured's 60th birthday, we will waive each Deduction Amount falling due during such total disability. If such total disability continues without interruption until the Policy Anniversary following the Insured's 65th birthday, each Deduction Amount falling due thereafter will be waived even if the Insured recovers from total disability.
                    b) if such disability began on or after the Policy Anniversary following the Insured's 60th birthday, and before the Policy Anniversary following the Insured's 65th birthday, we will waive each Deduction Amount falling due during such total disability and before the later of the Policy Anniversary following the Insured's 65th birthday or two years after the date such disability began.

DEDUCTION AMOUNT    The monthly Deduction Amount is made up of:

                    a) the Face Amount cost and expense charges for this policy; and
                    b)   the cost of additional benefits provided by rider.

                    Any Deduction Amount that becomes due before we are notified in writing of a claim is payable. When we receive proof satisfactory to us that the Insured is totally disabled, we will credit any Deduction Amounts which became due after total disability began and within one year before we received written notice of the claim to the Account Value.

DEFINITION OF       Total disability means a disability which:
TOTAL DISABILITY
                    a)   results from bodily injury or disease;
                    b)   begins while this policy and this rider are in force;
                    c)   has existed continuously for at least 6 months; and
                    d)   prevents the Insured from engaging in an occupation.

                    During the first 24 months of disability, occupation means the Insured's regular occupation. Thereafter, occupation means that for which the Insured is reasonably fitted by:

                    a)   education;
                    b)   training; or
                    c)   experience.

                    Total disability will be deemed to occur, even if the Insured engages in an occupation, upon the total and irrecoverable loss of:

                    a)   the entire sight of both eyes; or
                    b)   all use of both hands or of both feet; or
                    c)   one hand and one foot.

RISKS EXCLUDED      No Deduction Amount will be waived if disability results,
                    directly or indirectly, wholly or partly, from:

                    a)   willfully and intentionally self-inflicted injury; or
                    b) service in the armed forces of any country or international authority at war, whether such war is declared or undeclared; or
                    c) sickness or disease which predated the application for this rider.

NOTICE AND PROOF    Before we waive any Deduction Amount, we must:
OF CLAIM
                    a)   be notified in writing of the claim; and
                    b)   receive proof satisfactory to us that the Insured is
                         totally disabled.

                    Such notice and proof must be received:

                    a) while the Insured is alive and remains totally disabled; and
                    b)   not later than one year after this policy terminates.

                    An otherwise valid claim will not be denied if:

                    a) you show that notice and proof were given to us as soon as reasonably possible;
                    b) and such notice was given to us no later than one year after the Insured's recovery.

                    We may require proof of continuance of total disability at reasonable intervals during the two years following our approval of a claim. Thereafter, we will not require such proof more often than once a year.

                    As part of any proof, we may require that the Insured be examined by a physician of our choice.

                    If any required proof is not submitted, no further Deduction Amounts will be waived. Any Deduction Amounts due thereafter for this policy or rider will be deducted from the Account Value.

GENERAL             This rider is part of the policy to which it is attached.
PROVISIONS          Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

                    This rider is issued in consideration of an application and payment of the required cost of this rider. The Date of Issue of this rider is the same as the Policy Date unless a different date is shown on Page 3.

INCONTESTABILITY    We cannot contest this rider after it has been in force for
                    3 years from its Date of Issue:

                    a) except for nonpayment of the required cost of this rider; and
                    b) unless the death or total disability of the Insured occurred during such 3 year period.

TERMINATION         To terminate this rider, notify us in writing. Termination will occur on the Monthly Anniversary Date next following the date we receive the request. Otherwise, this rider will continue until the earliest of the following:

                    a)   when this policy terminates; or
                    b) on the Policy Anniversary following the Insured's 65th birthday.

                    Termination of this rider will not affect an otherwise valid claim arising from total disability which began before such termination.

                    Signed for HARTFORD LIFE INSURANCE COMPANY

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
                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT
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                              [THE HARTFORD LOGO]

TERM INSURANCE RIDER


BENEFIT We will pay the Term Insurance Amount upon receipt at Our Individual Life Operations at Woodbury, Minnesota, of Due Proof of Death of the Designated Insured while the Policy and this Rider were in force. Unless You tell Us otherwise In Writing, We will pay the benefit to the Owner.

DEFINITIONS         The definitions in this section apply to the following words and phrases whenever and wherever they appear in this Rider.

                    DESIGNATED INSURED means the person shown in the Additional Benefits and Riders section of the Policy Specifications.

                    TERM INSURANCE AMOUNT means the amount shown in the Additional Benefits and Riders section of the Policy Specifications.

                    RIDER ANNIVERSARY means an anniversary of the Rider Effective Date. Similarly, Rider Years are measured from the Rider Effective Date.

                    TERMINATION DATE means the date so shown for this Rider in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGE        The charge for this Rider is the sum of:
                    (a)  the Term Insurance charge; and,
                    (b)  in the first Rider Year, the Issue Charge shown in the
                         Additional Benefits and Riders section of the Policy Specifications, if applicable.

                    The monthly Term Insurance charge for any rider year is equal to:
                    (a) the rate per $1,000 of Term Insurance Amount; multiplied by
                    (b)  the Term Insurance Amount; divided by
                    (c)  $1,000.

                    The rate per $1,000 of Term Insurance Amount for this Rider is based on the then current Rider Year as well as the initial Term Insurance Amount, sex, attained age and insurance class of the Designated Insured. Attained age means age last birthday of the Designated Insured on the Rider Anniversary.

                    The rate per $1,000 of Term Insurance Amount will be determined by Us based on Our expectations as to future experience of such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Age, sex, insurance class, initial Term Insurance Amount, and whose coverage has been in force the same length of time. No change in insurance class or cost will occur on account of deterioration of the Designated Insured's health.

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                    The rates used per $1,000 of Term Insurance Amount will not exceed those in the Term Insurance Table of Monthly Maximum Rates, shown on the Rider Specifications Page.

DECREASE At any time after the first Rider Anniversary, You may request a decrease in the Term Insurance Amount by notifying Us In Writing.

                    A decrease in the Term Insurance Amount will be effective on the Monthly Activity Date following the date We receive the request. The remaining Term Insurance Amount must not be less than Our minimum rules then in effect.

CONVERSION          PRIOR TO DEATH OF INSURED
                    During the first nine Rider Years or prior to the Designated
                    Insured's attained age 71, whichever is earlier and while this Policy and this Rider are in force, the Term Insurance
                    Amount of this Rider may be converted to a permanent plan of insurance without evidence of insurability. The amount of insurance under the new policy may not exceed the Term
                    Insurance Amount of this Rider.

                    The new policy may be any plan of insurance, except term insurance, which We make available. The Policy Date of the new policy will be the date of conversion. The premium rates for the new policy will be those in effect on its Policy Date based on the plan and amount of insurance and the Designated Insured's sex, attained age and insurance class. The Designated Insured's insurance class under the new policy will be based upon the same evidence of insurability used to determine the insurance class applied to this Rider.

                    Any benefits provided by rider may be included in the new policy only with Our consent.

                    If the Designated Insured on this Rider is the same person as the person insured on the base Policy, at any time this Rider and this Policy are in force, the Term Insurance Amount on this Rider may be converted to coverage under the base Policy without evidence of insurability. The cost of insurance for the converted amount will be those in effect on the base Policy on the conversion date.

                    Conversion can be accomplished by written request to Us from the Owner. Once the conversion has taken place, coverage under this Rider will cease.

                    UPON DEATH OF INSURED
                    If the Designated Insured covered by this Rider is other than the Insured covered by the base Policy and if the Insured dies while this Policy and Rider are in force, the Term Insurance Amount of this Rider may be converted to a permanent plan of insurance without evidence of insurability. The amount of insurance under the new policy may not exceed the Term Insurance Amount of this Rider.

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                    The new policy may be any plan of insurance, except term
                    insurance, which We make available. The Policy Date of the new policy will be the date of the Insured's death. Premiums for the new policy will be payable from its Policy Date and will be based on the rates in effect on such Policy Date for the plan and amount of insurance under the new policy and the Designated Insured's sex, attained age and insurance class. The Designated Insured's insurance class under the new policy will be based upon the same evidence of insurability used to determine the insurance class applied to this Rider.

                    Conversion can be accomplished by written request to Us from the Owner. Once the conversion has taken place, coverage under this Rider will cease.

                    The first premium for the new policy must be paid within 90 days after the date of the Insured's death. However, if the Designated Insured dies within 31 days of the Insured's death and the first premium has not been paid, We will pay the Term Insurance Amount, and We will deduct the amount of the unpaid premium from the amount otherwise due.

                    Any benefits provided by rider may be included in the new policy only with Our consent.

GENERAL PROVISIONS  This Rider is part of the Policy to which it is attached.
                    Except where this Rider provides otherwise, it is subject to all conditions and limitations of such policy.

                    This Rider is issued in consideration of an application and payment of the required cost of this Rider. The Date of Issue of this Rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

REINSTATEMENT       If this Rider terminates due to insufficient Account Value as provided under the Policy Grace Period, this Rider may be reinstated within five years after the date of termination, provided:
                    (a)  the Policy is inforce; and
                    (b)  evidence of insurability satisfactory to Us is
                         furnished; and
                    (c)  premium sufficient to maintain the Policy and this
                         Rider in force for three months is paid.

INCONTESTABILITY    We cannot contest this Rider after it has been in force,
                    during the lifetime of the Designated Insured, for two years from its Date of Issue, except for nonpayment of the required cost of this Rider.

SUICIDE If, within two years from the Date of Issue of this Rider, the Designated Insured dies by suicide, Our liability under this Rider will be limited to the total cost of this Rider.

AGE AND SEX         If the age and/or sex of the Designated Insured is
                    incorrectly stated, We will adjust all benefits under this Rider to the amount that would have been provided at the correct age and sex based on the last Rider Charge.

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TERMINATION         To terminate this Rider, notify Us In Writing. Termination will occur on the first Monthly Activity Day after the date We receive the notification. Otherwise, it will continue to the earliest of the following:
                    (a)  the Term Insurance Termination Date; or
                    (b)  when the Policy terminates; or
                    (c)  when this Rider is converted; or
                    (d)  at the death of the Designated Insured; or
                    (e) when this Rider explicitly terminates pursuant to a provision in the Policy.
                    Signed for the HARTFORD LIFE INSURANCE COMPANY

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
                       /s/ Christine Hayer Repasy             /s/ Thomas M. Marra

                    Christine Hayer Repasy, SECRETARY     Thomas M. Marra, PRESIDENT
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